UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 14, 2008

Papa John’s International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21660	61-1203323
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2002 Papa John’s Boulevard
Louisville, Kentucky	40299-2367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (502) 261-7272

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into A Material Definitive Agreement.

On May 14, 2008, Papa John’s International, Inc. (the “Company”) and John H. Schnatter (the “Founder”) amended the Exclusive License Agreement dated August 9, 2007 to effect certain changes.  In particular, the parties amended the agreement to modify the notice provision related to newly derived trademarks developed by the Company such that newly derived trademarks that incorporate the Founder’s full name, image, likeness, photograph, portrait or signature will now require the Founder’s consent to register such trademarks.  In addition, the parties amended Section 5.3.1 of the agreement to provide that ninety (90) days advance notice by Founder, instead of one-hundred eighty (180) days, is needed to effect termination under that provision of the agreement.  A copy of the Amended and Restated Exclusive License Agreement, by and between the Company and Founder, dated as of May 14, 2008, is attached to this current report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Amended and Restated Exclusive License Agreement between John Schnatter and Papa John’s International, Inc., dated May14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.
(Registrant)

Date: May 19, 2008	By:	/s/ J. David Flanery
	Name:	J. David Flanery
Senior Vice President and
Chief Financial Officer